Exhibit 21



                              EQUITABLE RESOURCES, INC.

                            Subsidiaries of the Registrant
                                  December 31, 1993




                                                                  Percentage of
                                                                      Voting
                                                    State of        Securities
                Name of Subsidiary               Incorporation       Owned by
                                                                    Immediate
                                                                  Parent Company


    Equitable Resources, Inc.
    (also d/b/a Equitable Gas Company)            Pennsylvania
      EQT Capital Corporation                       Delaware           100
        Equitable Gas-Energy Company              Pennsylvania         100
        Kentucky West Virginia Gas Company       West Virginia         100
         Equitrans, Inc.                            Delaware           100
           ET Storage Company                     Pennsylvania         100
         Nora Transmission Company                  Delaware           100
        EREC Capital Corporation                    Delaware           100
         Equitable Resources Energy Company      West Virginia         100
           Equitable Resources Marketing Company    Delaware           100
             Equitable Storage Company              Delaware           100
             Equitable Pipeline Company             Delaware           100
              Louisiana Intrastate Gas Company LLC  Delaware           100
                LIG, Inc.                           Delaware           100
                LIG Liquids Company LLC             Delaware           100
                 LIG Chemical Company              Louisiana           100
                Tuscaloosa Pipeline Company        Louisiana           100
             Equitable Resources
              (Canada) Limited                  Alberta, Canada        100
             Hershey Oil Corporation               California          100
             Andex Energy, Inc.                     Delaware           100
             ERI Realty, Inc.                     Pennsylvania         100
             Equitable Argentina






    Note: All subsidiaries are included in the consolidated financial statements of the Registrant. See Note A to Financial Statements, Page 29.